Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cooper Cameron Corporation 2005 Equity Incentive Plan of our report dated February 23, 2005, with respect to the consolidated financial statements of Cooper Cameron Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Houston, Texas
September 19, 2005